                                                               EXHIBIT 99.(A)(2)

                                CERTICOM CORP.

                             LETTER OF TRANSMITTAL
          PURSUANT TO THE OFFER TO EXCHANGE DATED SEPTEMBER 27, 2001

TO TENDER OPTIONS TO PURCHASE COMMON SHARES OF CERTICOM CORP. HAVING AN EXERCISE
                    PRICE PER SHARE OF (USD) $10.00 OR MORE


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                   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
              12:00 MIDNIGHT, EASTERN TIME, ON OCTOBER 25, 2001,
                         UNLESS THE OFFER IS EXTENDED
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To: Certicom Corp.
 Attention: Gregory M. Capitolo
25821 Industrial Boulevard
Hayward, CA  94545
Telephone:  (510) 780-5400
Fax:  (510) 780-5401
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       DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN
        AS SET FORTH ABOVE OR TRANSMISSION VIA FAX TO A  NUMBER OTHER
         THAN AS SET FORTH ABOVE OR TRANSMISSION VIA E-MAIL WILL NOT
                         CONSTITUTE A VALID DELIVERY.
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     Pursuant to the terms and subject to the conditions of the Offer to
Exchange dated September 27, 2001 and this Letter of Transmittal, I hereby tender the following options or portions thereof to purchase common shares, no par value ("Option Shares"), outstanding under the Certicom Corp. Stock Option Plan (the "Original Plan"), the Certicom Corp. 1997 Stock Option Plan, as amended as of October 19, 2000 (the "1997 Plan"), and the Certicom Corp. 2000 United States Stock Plan, as amended as of October 19, 2000 (the "2000 U.S. Plan," and with the Original Plan and the 1997 Plan, the "option plans"), having an exercise price per share of (USD) $10.00 or more (to validly tender such options or portions thereof you must complete the following table according to instructions 2 and 3 on page 4 of this Letter of Transmittal):

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


Option Plan -                                                  Total Number of Option    Number of Option Shares to
Original Plan,       Grant Date of         Exercise Price     Shares Subject to Option     be Tendered (must be in
the                    Option (1)            of Option                   (2)               whole Option Shares) (2)
------------------------------------------------------------------------------------------------------------------------

                                       1
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the 1997 Plan
 or the 2000
  U.S. Plan
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 (1) List each option on a separate line even if more than one option was issued on the same grant date.

 (2) If you are tendering any options subject to a specific grant, you must tender all of the options subject to that grant that remain outstanding. In addition, if you tender any option grants for exchange, you must also tender for exchange all option grants that you received during the six months immediately prior to the date we accept tendered options for exchange that have an exercise price that is less than the lowest exercise price of the options that you tender pursuant to this offer to exchange.

To Certicom Corp.:

     Upon the terms and subject to the conditions set forth in the Offer to Exchange dated September 27, 2001 (the "Offer to Exchange"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Certicom Corp., a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common shares, no par value, of the Company (the "Common Shares") specified in the table on page 1 of this Letter (the "Tendered Options") in exchange for "New Options," which are new options to purchase Common Shares equal in number in accordance with the following: Options with exercise prices equal to (USD) $23.00 or more will be exchanged at a ratio of one new option for each two old options tendered for exchange. Options with exercise prices equal to (USD) $10.00 or more and less than or equal to (USD) $22.99 will be exchanged at a ratio of two new options for each three old options tendered for exchange. Options with exercise prices less than (USD) $10.00 that are required to be tendered by the terms of this offer will be exchanged at a ratio of one new option for each old option tendered for exchange. All New Options will be subject to the terms of the applicable Certicom Corp. option plan and to a new option agreement between the Company and me.

     Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

     I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the

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Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

     The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options. In the appropriate boxes of the table on page 1 of this Letter, I have listed for each Tendered Option the total number of Option Shares subject to the Tendered Option, the grant date of the Tendered Option and the exercise price.

     I understand and acknowledge that:

         (1) I may tender my options outstanding under the option plans having an exercise price per share of (USD) $10.00 or more and that I am not required to tender any of such options in the Offer. However, I must tender all or none of the shares subject to an individual grant (no partial tender of options). Except for those certain options that I may have received from the Company on July 25, 2001, if I elect to tender any options, I must also tender any option I received within the six months immediately prior to the date the Company accepts the Tendered Options for exchange (including those options with exercise prices less than (USD) $10.00).

         (2) All Tendered Options properly tendered prior to 12:00 midnight, Eastern time, on October 25, 2001, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

         (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be canceled. All New Options will be subject to the terms and conditions of the Plan and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted.

         (4) The New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will have (a) an exercise price equal to the fair market value of the Company's common shares on that grant date and (b) a vesting schedule whereby twenty-five percent (25%) of the options shall vest immediately upon issue, and the remaining options shall vest monthly in an equal amount until fully vested on the second anniversary of the grant date.

         (5) I must be an employee of the Company or one of its subsidiaries from the date I tender the Tendered Options through the date the New Options are granted in order to receive the New Options, and, if for any reason I do not remain an employee, I will not receive any New Options or any other consideration for the Tendered Options.

         (6) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (7) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options, and in any such event, the Tendered Options delivered herewith but not accepted for exchange will be returned to me at the address indicated below.

         (8) All options that I choose not to tender for exchange or that are not accepted for exchange, assuming they are not required to be tendered for exchange as described in clause (1) above, shall remain outstanding and retain their current exercise price and vesting schedule.

         (9) The Company has advised me to consult with my own tax and financial advisors as to the consequences of participating or not participating in the Offer.

         (10) I agree to all of the terms and conditions of the Offer.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.



     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     I agree to all of the terms and conditions of the Offer.

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

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                                 SIGNATURE OF OWNER

                                 X___________________________________________
                                 Signature of Holder or Authorized Signatory
                                 (See Instructions 1 and 4)

                                 Date: ________________, 2001.

                                 Print Name:__________________________

                                 Capacity:____________________________

                                 Address:_____________________________

                                 _____________________________________

                                 Telephone No. (with area code):
                                 _______________

                                 Tax ID/Social Security No.:
                                 ___________________

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

                                 INSTRUCTIONS

             FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. Delivery of Letter of Transmittal. A properly completed and duly executed original of this Letter (or a fax thereof), and any other documents required by this Letter, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. E-MAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     Tenders of Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If the Offer is extended by the Company beyond that time, you may withdraw your tendered options at any time until the extended expiration of the Offer. In addition, unless the Company accepts your tendered Options before 12:00 midnight, Eastern time, on November 21, 2001, you may withdraw your tendered Options at any time after November 21, 2001. To withdraw tendered Options you must deliver a written notice of withdrawal, or a fax thereof, with the required information to the Company while you still have the right to withdraw the tendered Options. Withdrawals may not be rescinded and any Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

     The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter (or a fax of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

     2. Inadequate Space. If the space provided herein is inadequate, the information requested by the table on page 1 of this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3. Tenders. If you intend to tender options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant number, grant date, exercise price, total number of Option Shares subject to the Option and number of Option Shares you are tendering. You may tender options for all or none of the shares of our common shares subject to an individual grant. If you tender any options, you must tender all options granted within six months prior to the date the Company cancels options accepted for exchange that have an exercise price that is less than the lowest exercise price of the option that you tender pursuant to the Offer.

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     4. Signatures on This Letter of Transmittal. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. Requests for Assistance or Additional Copies. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Gregory M. Capitolo, at the address and telephone number given on the front cover of this Letter. Copies will be furnished at the Company's expense.

     6. Irregularities. All questions as to the number of Option Shares subject to Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: TO ACCEPT THE OFFER, THIS LETTER (OR A FAX COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY, ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FAX COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

     7. Important Tax Information. You should refer to Sections 13 and 14 of the Offer to Exchange, which contains important tax information.

                                       7